United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

June 17, 2015
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
The Fidelity National Financial, Inc. (“FNF” or the “Company”) Annual Meeting of Stockholders was held June 17, 2015. As of April 27, 2015, the record date for the Annual Meeting, 280,452,717 shares of FNF Group common stock and 80,071,787 shares of FNFV Group common stock, or an aggregate of 360,524,504 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:
1. To elect three Class I directors to serve until the 2018 FNF Annual Meeting of Stockholders, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

	FOR	WITHHELD
Frank P. Willey	235,931,472	66,782,664
Willie D. Davis	255,901,074	46,813,062
John D. Rood	255,695,186	47,018,950
Directors whose term of office as a director continued after the meeting are as follows:
Class II (term expires at the 2016 Annual Stockholders Meeting): Daniel D. (Ron) Lane, Richard N. Massey and Cary H. Thompson.
Class III (term expires at the 2017 Annual Stockholders Meeting): William P. Foley, II, Douglas K. Ammerman, Thomas M. Hagerty and Peter O. Shea, Jr.
2. To approve a non-binding advisory resolution on the compensation paid to our named executive officers.

FOR	AGAINST	ABSTAIN
142,552,436	159,038,123	1,123,577
3. Ratification and appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

FOR	AGAINST	ABSTAIN
328,302,077	806,344	369,833
4. To approve a stockholder proposal on proxy access.

FOR	AGAINST	ABSTAIN
183,365,678	117,913,137	1,435,321

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	June 17, 2015	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary